THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                     COMMON STOCK PURCHASE WARRANT

                                   OF

                         Iron Eagle Group, Inc.

                             January 1, 2010

THIS WARRANT CERTIFIES THAT, for value received CCG Investor Relations Partners LLC ("Holder") is entitled to purchase a minimum of 145,000 fully-paid and non-assessable shares of the Common Stock, par value $0.001 per share (the "Shares") of Iron Eagle Group (the "Company") at a price of $1.00 per Share, subject to adjustment pursuant to Article II hereof (the "Exercise Price"), subject to the provisions and upon the terms and conditions set forth herein.

                          ARTICLE I

                     TERM AND EXERCISE

1.1 Term: Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before 5:00 p.m. Pacific time on the 5th anniversary of the date of this Warrant ("Expiration Date"). The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise o the Warrant, sufficient shares of Common Stock from time to time issuable on the exercise of the Warrant. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix A at least 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

1.2 Method of Exercise. Holder may exercise this Warrant, in whole or in part, by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix B to the principal office of the Company. Unless Holder elects to exercise this Warrant in accordance with the cashless exercise provisions described in Article III below, Holder shall also deliver to the Company good funds for the aggregate Exercise Price for the Shares being purchased.

1.3 Delivery of Certificate and New Warrant. Within 7 days after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.4 Lost or Destroyed Warrant. Upon receipt of an affidavit signed by the Holder and reasonably satisfactory to the Company of the loss, theft, destruction or mutilation o this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

1.5  Sale, Merger, or Consolidation of the Company.

  1.5.1 Acquisition. For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the Company is not the surviving corporation and the securities issued with respect to the Company's securities outstanding immediately before the transaction represent less than 50% of the beneficial ownership of the new entity immediately after the transaction.

  1.5.2 Assumption of Warrant. If, upon the closing of any Acquisition, the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

  1.5.3 Non-Assumption. If upon the closing of any Acquisition, the successor entity does not assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

  1.6 Purchase Rights Notwithstanding the foregoing, at the election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration o the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitle to participate in the proceeds of the Acquisition, less (b) the aggregate Exercise Price of the Shares, but in no event less than zero.

                       Article II

                  ADJUSTMENTS TO THE SHARES

2.1 Shares. The number of shares subject to the warrant shall be equal to 0.725% of the company's common stock outstanding based upon 20,000,000 fully diluted shares outstanding following the completion of the reverse merger.

2.2 Adjustment of Shares. Subject to Section 1.6 (which will also apply to this Article II), in the event that the number of the Company's outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Price and number of Shares subject to this Warrant will be proportionately adjusted, subject to any required action by the board of directors or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced bya cash payment equal to an amount computed by multiplying the fractional interest by the fair market value of a full Share or will be rounded up to the nearest whole Share, as determined by the Company. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for the adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article II. For purposes of this Article II and Article III below, the term "fair market value" means the value of a share of the Company's Common Stock determined as follows: (i) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading; (ii) if such Common Stock is quoted on NASDAW, its closing price on NASDAW on the date of determination; (ii) if such Common Stock is quoted on NASDAQ, its closing price on NASDAQ on the date of determination; (iii) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange or on NASDAQW, the average of the closing bid and asked prices on the date of determination; (iv) the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act if the Warrant is effective date of such registration statement; or (v) if none of the foregoing is applicable, by the Company in good faith.

2.3 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Article II and in taking all such action as may be necessary or appropriate to protect Holder's right under this Article II against impairment. If the Company takes any act on affecting the Shares or its Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares Issuable upon exercise of this Warrant shall be adjusted upward, and if necessary the class of securities Issuable upon exercise of this Warrant shall adjusted, in such a manner that the aggregate Exercise Price of this Warrant is unchanged and the aggregate number of shares ultimately Issuable upon exercise of this Warrant and conversion of the Shares is unchanged.

                            ARTICLE III

                         CASHLESS EXERCISE

   3.1 Method of Exercise. In addition to and without limiting the right of Holder under paragraph 1.2, at Holder's option, this Warrant may be exercised by being exchanged in whole or from time to time in part at any time on or prior to the Expiration Date, for a number of shares of Common Stock having an aggregate fair market value on the date of such exercise equal to the difference between (x) the fair market value of the number of shares of Common Stock subject to this Warrant designated by the Holder on the date of the exercise (the "Designated Number of Shares") and (y) the aggregate Exercise Price for such shares in effect at such time.

Upon any such exercise, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be reduced by the Designated Number of Shares and, if a balance of purchasable shares of Common Stock remains after such exercise, the Company shall execute and deliver to Holder (or its designee) a new Warrant for such balance of shares. No payment of any cash or other consideration to the Company shall be required from Holder (or its designee) in connection with any exercise of this Warrant by exchange pursuant to this Article (((.
Such exchange shall be effective upon the date of receipt by the Company of the Warrant surrendered for cancellation and a written request from Holder that the exchange pursuant to this section be made, or at such later date as may be specified in such request. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the Holder of cash in the amount of such fraction multiplied by the fair market value of a share of Common Stock on the date of the exchange.

  3.2 Availability of Rule 144. So long as no cash is paid in connection with the cashless exercise of this Warrant, the holding period for the shares issued in connection with such cashless exercise, for the purposes of Rule 144 of the Securities Act of 1933, shall relate back to the date of this Warrant.

                           ARTICLE IV

                        MISCELLANEOUS

4.1 Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THESECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

4.2 Compliance with Securities Laws on Transfer. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, as contemplated by section 4.3 below, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Company may requirek as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.

   4.3 Transfer Procedure. Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address, and taxpayer or identification number of the transferee and surrendering this Warrant to the Company for re-issuance to the transferee(s) (and Holder if applicable).

  4.4 Notices.  Any notice required